Exhibit 99.1

News From:

Release Date: April 28, 2015

Contact:              Jenniffer Collins
IGI Laboratories, Inc.
(856) 697-1441
www.igilabs.com

IGI LABORATORIES ANNOUNCES FIRST QUARTER 2015 RESULTS

BUENA, NJ - (PR NEWSWIRE) – IGI Laboratories, Inc. (NYSE MKT: IG), a New Jersey based specialty generic pharmaceutical company, announced its financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Highlights

•	Total revenues of $10.7 million in the first quarter of 2015, an increase of 56% over the same quarter in 2014

•	Total net revenues generated from the sale of IGI label generic topical pharmaceutical products for the three months ended March 31, 2015 and 2014 of $8.1 million, and $2.9 million, respectively

•	Gross profit for the three months ended March 31, 2015 equaled 53% as compared to 42% in the same period of 2014

•	IGI filed one Abbreviated New Drug Application (ANDA), in the first quarter of 2015 with the U.S. Food and Drug Administration (FDA), and one ANDA on April 28, 2015

•	Operating income was $1.1 million in the first quarter of 2015 compared to $0.2 million in the same period in 2014

•	Adjusted EBITDA (as defined and reconciled to GAAP below) for the three months ended March 31, 2015 and 2014 was $1.7 million and $0.6 million, respectively

•	Adjusted net income per fully diluted share (as defined and reconciled to GAAP below) for the three months ended March 31, 2015 and 2014 was $0.00 and $0.01, respectively

IGI’s President and Chief Executive Officer, Jason Grenfell-Gardner, stated, “Consistent with our expectations, based on historical trends in our portfolio and significant incremental sales in the fourth quarter of 2014, we experienced a decline in first quarter revenue as compared to the fourth quarter of 2014. Looking forward, as a result of recent changes in our customer mix and market pricing, particularly for econazole nitrate, we anticipate revenue from our econazole nitrate cream products to decline in the second quarter of 2015. While the impact of this change has not fully taken effect, we now expect second quarter 2015 revenue in a range of $7.0 to $8.0 million. As we continue to evaluate and respond to these changes, we intend to update the investment community as quickly as practical to share our outlook on the market and any adjustments to our business that we see necessary to provide updated guidance for the full year 2015.”

Mr. Grenfell-Gardner continued, “These changes in the market dynamics of one product in the short term will not distract us from our dedication to the creation of long-term shareholder value through the execution of our TICO strategy to expand our presence in the topical, injectable, complex and ophthalmic markets. We still believe that 2015 is the year dedicated to building our foundation, focused on the advancement of our research and development pipeline.  We believe that we are making good progress on the injectable and ophthalmic product projects, as well as our first 505(b)2 topical project, so we are actively pursuing all areas of our TICO strategy.  As of today, we have twenty-four ANDAs pending with the FDA.  Based on February 2015 IMS Health data, the addressable market for our pipeline of twenty-four ANDAs, pending approval by the FDA, is estimated at $702 million.  Our team has now filed its first two ANDAs for 2015, and is on target to file at least another four in the second quarter of 2015.  Including the products currently on stability, our team has almost doubled productivity over this time last year, and we expect to be on target to file 20 topical ANDA submissions in 2015.”

The Company will hold a conference call today at 4:15 pm ET to discuss 1st quarter 2015 results.

The Company invites you to listen to the call by dialing 1-888-346-3479. International participants should call 1-412-902-4260. Canadian participants should call 1-855-669-9657. Participants should ask to be joined into the IGI Laboratories, Inc. call.

This call is being webcast by MultiVu (a PR Newswire Company) and can be accessed in the Investor Relations Section of IGI's website at www.igilabs.com.

About IGI Laboratories, Inc.

IGI Laboratories is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market.

Forward Looking Statements

This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as " will," “believe,” “target,” “estimated,” "continue" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those included from time to time in the "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K, as updated by Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Actual results may differ materially from these expectations. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in and the impact of global political, economic, business, competitive, market, regulatory and other factors; and our inability to complete successfully future product acquisitions. We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Non-GAAP Financial Measures

In addition to reporting financial information required in accordance with U.S. generally accepted accounting principles (GAAP), IGI Labs is also presenting EBITDA and Adjusted EBITDA which are non-GAAP financial measures. Since EBITDA and Adjusted EBITDA are non-GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, IGI's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

Depreciation and amortization

Interest expense, net

Provision for income taxes

Amortization of acquisition costs related to Econazole purchase

Non-cash expenses, such as share-based compensation expense

Less change in the fair value of derivative liability

Adjusted Net Income, as defined by the Company, is calculated as follows:

Net income, plus:

Non-cash interest expense, net

Provision for income taxes

Amortization of acquisition costs related to Econazole purchase

Non-cash expenses, such as share-based compensation expense

Less change in the fair value of derivative liability

Adjusted Net Income Per Fully Diluted Share is equal to Adjusted Net Income divided by the actual or anticipated diluted share count for the applicable period.

The Company believes that EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses and change in the fair value of derivative liability which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance (i.e. fair value adjustments to the derivative liability).

While the Company uses Adjusted Net Income, EBITDA and Adjusted EBITDA in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, it is open to certain shortcomings. Adjusted Net Income, EBITDA and Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Due to the inherent limitations of Adjusted Net Income, EBITDA and Adjusted EBITDA, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted Net Income, EBITDA and Adjusted EBITDA and encourages investors to do likewise.

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share information)

	March 31, 2015 (Unaudited)	December 31, 2014*
ASSETS
Current assets:
Cash and cash equivalents	$157,031	$158,883
Accounts receivable, net	16,305	14,366
Inventories	3,722	2,784
Prepaid expenses and other receivables	1,336	1,185
Total current assets	178,394	177,218
Property, plant and equipment, net	3,355	3,262
Product acquisition costs, net	12,074	10,604
Debt issuance costs, net	4,946	5,132
Other	834	862
Total assets	$199,603	$197,078

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,551	$1,643
Accrued expenses	6,591	5,141
Payable for product acquisition costs	6,000	6,000
Deferred income, current	27	87
Capital lease obligation, current	129	131
Total current liabilities	15,298	13,002

Convertible 3.75% senior notes, net of debt discount (face of $143,750)	101,901	100,311
Fair value of derivative liability - convertible 3.75% senior notes	32,775	41,400
Note payable, bank	3,160	3,160
Other long term liabilities	40	71
Total liabilities	153,174	157,944

Stockholders’ equity:
Series A Convertible Preferred stock, $0.01 par value, 100 shares authorized; 0 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	-	-
Series C Convertible Preferred stock, $0.01 par value, 1,550 shares authorized; 0 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	-	-
Common stock, $0.01 par value, 60,000,000 shares authorized; 52,859,953 and 52,819,787 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	548	548
Additional paid-in capital	78,912	78,172
Accumulated deficit	(33,031)	(39,586)
Total stockholders’ equity	46,429	39,134
Total liabilities and stockholders' equity	$199,603	$197,078

*Derived from the audited December 31, 2014 financial statements

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2015 and 2014

(in thousands, except shares and per share information)

	March 31, 2015	March 31, 2014
Revenues:
Product sales, net	$10,510	$6,383
Research and development income	51	313
Licensing, royalty and other revenue	110	157
Total revenues	10,671	6,853

Costs and Expenses:
Cost of revenues	5,043	3,987
Selling, general and administrative expenses	1,900	1,282
Product development and research expenses	2,630	1,365
Total costs and expenses	9,573	6,634
Operating income	1,098	219

Other Income (Expense):
Change in the fair value of derivative liability	8,625	-
Interest and other expense, net	(3,168)	(52)
Income before income tax expense	6,555	167

Income tax expense	-	-

Net income	$6,555	$167

Basic income per share	$0.12	$0.00
Diluted income per share	$0.00	$0.00

Weighted average shares of common stock outstanding:
Basic	52,841,900	46,826,733
Diluted	67,210,177	48,529,603

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2015 and 2014

(in thousands)

	March 31, 2015	March 31, 2014
Cash flows from operating activities:
Net income	$6,555	$167
Non-cash (income) expenses	(6,289)	429
Changes in operating assets and liabilities	(380)	(533)

Net cash (used in) provided by operating activities	(114)	63

Net cash used in investing activities	(1,711)	(68)

Net cash (used in) provided by financing activities	(27)	318

Net increase (decrease) in cash and cash equivalents	(1,852)	313
Cash and cash equivalents at beginning of period	158,883	2,101

Cash and cash equivalents at end of period	$157,031	$2,414

IGI LABORATORIES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except shares and per share information)

	Three Months Ended
	March 31,
	2015	2014

Net income	$6,555	$167

Depreciation and amortization expense	143	126
Interest expense, net	1,384	44
Non-cash interest expense	1,785	-
Provision for income taxes	-	-
EBITDA	9,867	337

Amortization of product acquisition costs	30	30
Stock-based compensation expense	378	259
Change in the fair value of derivative liability	(8,625)	-
Adjusted EBITDA	$1,650	$626

IGI LABORATORIES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP ADJUSTED NET INCOME

(in thousands, except shares and per share information)

	Three Months Ended
	March 31,
	2015	2014

Net income	$6,555	$167

Non-cash interest expense	1,785	-
Provision for income taxes	-	-
Amortization of product acquisition costs	30	30
Non-cash stock-based compensation expense	378	259
Change in the fair value of derivative liability	(8,625)	-
Adjusted Net Income	$123	$456

Adjusted Net Income Per Diluted Share	$0.00	$0.01

IGI LABORATORIES, INC. AND SUBSIDIARIES

GROSS TO NET CALCULATION

(in thousands)

	Three Months Ended
	March 31,
	2015	2014

Gross IGI product sales	$22,307	$5,025

Reduction to gross product sales:
Chargebacks and billbacks	12,512	1,584
Sales discounts and other allowances	1,699	498
Total reduction to gross product sales	14,211	2,082

IGI product sales, net	8,096	2,943

Contract manufacturing product sales	2,414	3,440

Total product sales	$10,510	$6,383